                   KMART CORPORATION AND SUBSIDIARY COMPANIES
         EXHIBIT 11 - INFORMATION ON COMPUTATION OF PER SHARE EARNINGS



                                                                             Fiscal Year Ended
                                                      ----------------------------------------------------------------
                                                       January 26,  January 27,  January 29,  January 30,  January 31,
($ Millions except per share amounts)                     1994         1993          1992         1991         1990
                                                      ------------ ------------  ----------- ----------- -------------
I. Earnings per common share assuming no dilution:

   (a) Net income (loss) (1)                          $      (974) $        941  $       859 $       756 $         323
                                                      ------------ ------------  ----------- ----------- -------------
                                                      ------------ ------------  ----------- ----------- -------------
       Weighted average common shares outstanding           408.1         405.7        401.5       399.6         399.5
       Weighted average Series A conversion
       preferred stock outstanding                           46.0          46.0         20.1           -             -
                                                      ------------ ------------  ----------- ----------- -------------
   (b) Weighted average number of shares
       outstanding                                          454.1         451.7        421.6       399.6         399.5
                                                      ------------ ------------  ----------- ----------- -------------
                                                      ------------ ------------  ----------- ----------- -------------
   Earnings (loss) per common share assuming
   no dilution: (a)/(b)                               $    ($2.14) $      $2.08  $     $2.04 $     $1.89 $       $0.81
                                                      ------------ ------------  ----------- ----------- -------------
                                                      ------------ ------------  ----------- ----------- -------------


(1) Net income (loss) includes an after tax provision of $862 million or $1.89 per share and $422 million or $1.05 per share for fiscal years 1993 and 1989, respectively, for store restructuring and other charges.

                   KMART CORPORATION AND SUBSIDIARY COMPANIES
        EXHIBIT 11 - INFORMATION ON COMPUTATION OF PER SHARE EARNINGS


                                                                                      Fiscal Year Ended
                                                         -----------------------------------------------------------------------
                                                          January 26,    January 27,    January 29,   January 30,   January 31,
($ Millions except per share amounts)                         1994           1993           1992         1991          1990
                                                         -------------  -------------  -------------  ------------  ------------
II. Earnings per common and common equivalent share:

    (c) Net income (loss) (1)                               $  (974)         $  941        $  859        $  756        $  323
        Less Series B convertible
        preferred dividend payment                               (9)             (3)
                                                         -------------  -------------  -------------  ------------  ------------
        Adjusted net income (loss)                          $  (983)         $  938        $  859        $  756        $  323
                                                         -------------  -------------  -------------  ------------  ------------
                                                         -------------  -------------  -------------  ------------  ------------

    Weighted average common shares outstanding                408.1           405.7         401.5         399.6         399.5
    Weighted average Series A conversion preferred
    stock outstanding                                          46.0            46.0          20.1             -             -
                                                         -------------  -------------  -------------  ------------  ------------

    Weighted average number of shares outstanding             454.1           451.7         421.6         399.6         399.5

    Stock Options --
       Shares assumed issued                                   16.1            17.2          15.5           2.6           8.4
       Less -- Shares assumed repurchased                      13.5            13.3          12.7           2.0           6.5
                                                         -------------  -------------  -------------  ------------  ------------
                                                                2.6             3.9           2.8           0.6           1.9
                                                         -------------  -------------  -------------  ------------  ------------
    (d) Applicable shares, as adjusted                        456.7           455.6         424.4         400.2         401.4
                                                         -------------  -------------  -------------  ------------  ------------
                                                         -------------  -------------  -------------  ------------  ------------
    Earnings (loss) per common and common
    equivalent shares: (c)/(d)                              $ (2.15)        $  2.06       $  2.02       $  1.89       $  0.80
                                                         -------------  -------------  -------------  ------------  ------------
                                                         -------------  -------------  -------------  ------------  ------------
    Percent dilution of earnings (loss)per common
      and common equivalent share:                              0.5%            0.9%          0.7%          0.2%          0.6%
                                                         -------------  -------------  -------------  ------------  ------------
                                                         -------------  -------------  -------------  ------------  ------------

  (1) Net income (loss) includes an after tax provision of $862 million or $1.89 per share and $422 million or $1.05 per share for fiscal years 1993 and 1989, respectively, for store restructuring and other charges.

                   KMART CORPORATION AND SUBSIDIARY COMPANIES
         EXHIBIT 11 - INFORMATION ON COMPUTATION OF PER SHARE EARNINGS


                                                                                       Fiscal Year Ended
                                                                 -------------------------------------------------------------------
                                                                 January 26,   January 27,   January 29,   January 30,   January 31,
($ Millions except per share amounts)                               1994          1993           1992         1991           1990
                                                                 -----------   -----------   -----------   -----------   -----------
III. Earnings per common and common equivalent share:

     (e) Net income (loss)(1)                                    $     (974)   $      941    $      859    $      756    $      323
                                                                 -----------   -----------   -----------   -----------   -----------
                                                                 -----------   -----------   -----------   -----------   -----------

     Weighted average common shares outstanding                       408.1         405.7         401.5         399.6         399.5
     Weighted average Series A conversion preferred
     stock outstanding                                                 46.0          46.0          20.1            --            --
     Weighted average Series B convertible preferred
     stock outstanding                                                  8.0           1.7            --            --            --
                                                                 -----------   -----------   -----------   -----------   -----------

     Weighted average number of shares outstanding                    462.1         453.4         421.6         399.6         399.5

     Stock Options -
         Shares assumed issued                                         16.6          18.1          19.2           2.6           8.2
         Less - Shares assumed repurchased                             14.5          13.7          14.6           2.0           6.3
                                                                 -----------   -----------   -----------   -----------   -----------
                                                                        2.1           4.4           4.6           0.6           1.9
                                                                 -----------   -----------   -----------   -----------   -----------

     (f) Applicable shares, as adjusted                               464.2         457.8         426.2         400.2         401.4
                                                                 -----------   -----------   -----------   -----------   -----------
                                                                 -----------   -----------   -----------   -----------   -----------
     Earnings (loss) per common and common equivalent
     shares assuming full dilution: (e)/(f)  (2)                  $    (2.10)   $     2.06    $     2.02    $     1.89    $     0.80
                                                                 -----------   -----------   -----------   -----------   -----------
                                                                 -----------   -----------   -----------   -----------   -----------

(1) Net income (loss) includes an after tax provision of $862 million or $1.89 per share and $422 million or $1.05 per share for fiscal years 1993 and 1989, respectively, for store restructuring and other charges.

(2) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.